                                                                    EXHIBIT 99.1



FOR FURTHER INFORMATION:                                          TRADED:  NYSE
                                                                  SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


                        ELCOR REPORTS RECORD FISCAL 1999
                        THIRD QUARTER SALES AND EARNINGS

DALLAS, TEXAS, April 20, 1999 .... Elcor Corporation announced today that net income rose 52% for the third quarter ending March 31, 1999, to $5,115,000, or $.38 per diluted share, from $3,369,000, or $.25 per diluted share, in the year-ago quarter. Sales increased 19% to $70.7 million from $59.2 million last year. Both sales and earnings set new records for any March quarter.

For the nine months ending March 31, 1999, income before a change in accounting principle rose 48% to $17,319,000, or $1.30 per diluted share, from $11,711,000, or $.87 per diluted share, last year. Net income for the first nine months was $12,979,000, or $.98 per diluted share, after a nonrecurring first quarter charge of $4,340,000, or $.32 per diluted share, for the cumulative effect of a change in accounting principle to apply AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." Sales increased 18% to $227.8 million from $193.7 million in the first nine months last year, reflecting strong growth in demand for its Elk Prestique premium laminated asphalt shingles and its conductive coatings and gaskets for digital wireless cellular phones.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Sharply higher third quarter results were driven by record March quarter shipments of our Elk Prestique premium laminated fiberglass asphalt shingles. Growing homeowner demand for our Elk Prestique laminated shingles, along with the relatively mild weather during much of the March quarter, sharply boosted demand in the residential roofing replacement market, which now accounts for about 83% of total asphalt shingle demand. In order to satisfy continuing strong growth in demand, all three of Elk's roofing plants continued production at high levels throughout the winter. During the March 31, 1999 quarter, net income continued to grow much faster than sales because of the increased level of production, higher prices for Elk laminated shingles and lower raw material costs than in the year-ago quarter.

"Elcor's Industrial Products segment's sales were significantly higher than the record levels in the year-ago March quarter. However, operating profits were lower primarily as a result of reduced demand for Ortloff Engineers' patent licensing and engineering consulting services to the petroleum industry, that felt the impact of sharply lower oil and gas prices. Chromium Corporation's Conductive Coatings Division (CCD) sales for the March 1999 quarter more than doubled the year-ago level as a result of strong growth


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
April 20, 1999
Page 2

in demand for its conductive coatings and gaskets, plus the addition of results from CCD's new Canton, Georgia plant subsequent to its acquisition on January 11, 1999. While the new Canton plant is making good progress in improving performance, its operating losses reduced Elcor's after-tax earnings by about $.01 per diluted share for the March quarter," he said.

FINANCIAL POSITION
Elcor's financial position remains strong. First nine months' net cash flows from operating activities rose 63% to $20.1 million from $12.3 million during the same period last year; net cash used for investing activities more than tripled to $24.7 million from $7.4 million, as the company increased the pace of investments to expand capacity to satisfy the rapidly growing demand for its products; and net cash from financing activities was $0.8 million, compared with a $5.8 million reduction during the same period last year. At March 31, 1999, shareholders' equity was $130.2 million; total capital was $187.7 million; long-term debt as a percent of total capital was 31%; and the current ratio was 3.2:1.

OUTLOOK
Mr. Work said, "At the present time, we expect growing demand for Elk's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique premium laminated fiberglass asphalt shingles and for our industrial products to substantially boost fourth quarter 1999 sales and earnings. Looking ahead to the longer term, we believe the investments we have made already and are continuing to make provide Elcor with the potential to more than double fiscal 1998 earnings of $1.36 per share over the next three fiscal years and to continue strong growth in the new millennium," he concluded.

SAFE HARBOR PROVISIONS
In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1998, Forms 10Q for the fiscal 1999 quarters ending September 30, 1998 an December 31, 1998, and its Form 8-K dated April 20, 1999.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
April 20, 1999
Page 3

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)
                                                   Third Quarter                                               Trailing
                                                 Three Months Ended          Nine Months Ended           Twelve Months Ended
                                                      March 31,                  March 31,                    March 31,
                                                 1999          1998         1999           1998          1999          1998 (a)
                                              ---------     ---------     ---------      ---------     ---------      ---------
SALES                                         $  70,735     $  59,225     $ 227,802      $ 193,706     $ 302,274      $ 252,170
                                              ---------     ---------     ---------      ---------     ---------      ---------

COSTS AND EXPENSES:
       Cost of sales                             53,132        45,225       169,506        147,927       224,206        192,195
       Selling, general & administrative          8,898         8,257        28,982         25,446        38,052         33,014
       Interest expense, net                        464           514         1,468          1,887         2,158          2,776
                                              ---------     ---------     ---------      ---------     ---------      ---------

Total Costs and Expenses                         62,494        53,996       199,956        175,260       264,416        227,985
                                              ---------     ---------     ---------      ---------     ---------      ---------

INCOME BEFORE INCOME TAXES                        8,241         5,229        27,846         18,446        37,858         24,185
Provision for income taxes                        3,126         1,860        10,527          6,735        13,926          8,887
                                              ---------     ---------     ---------      ---------     ---------      ---------
INCOME BEFORE CHANGE IN
    ACCOUNTING PRINCIPLE                          5,115         3,369        17,319         11,711        23,932         15,298
Cumulative effect of change in
    accounting principle (b)                          0             0        (4,340)             0        (4,340)             0
                                              ---------     ---------     ---------      ---------     ---------      ---------
NET INCOME                                    $   5,115     $   3,369     $  12,979      $  11,711     $  19,592      $  15,298
                                              =========     =========     =========      =========     =========      =========

INCOME PER COMMON SHARE-BASIC:
    Before change in accounting principle     $    0.39     $    0.25     $    1.33      $    0.88     $    1.83      $    1.16
    Cumulative effect of change in
        accounting principle                       0.00          0.00         (0.33)          0.00         (0.33)          0.00
                                              ---------     ---------     ---------      ---------     ---------      ---------
    Net Income Per Share-Basic                $    0.39     $    0.25     $    1.00      $    0.88     $    1.50      $    1.16
                                              =========     =========     =========      =========     =========      =========

INCOME PER COMMON SHARE-DILUTED:
    Before change in accounting principle     $    0.38     $    0.25     $    1.30      $    0.87     $    1.79      $    1.13
    Cumulative effect of change in
        accounting principle                       0.00          0.00         (0.32)          0.00         (0.32)          0.00
                                              ---------     ---------     ---------      ---------     ---------      ---------
    Net Income Per Share-Diluted              $    0.38     $    0.25     $    0.98      $    0.87     $    1.47      $    1.13
                                              =========     =========     =========      =========     =========      =========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                        12,996        13,269        13,038         13,234        13,099         13,224
                                              =========     =========     =========      =========     =========      =========
    Diluted                                      13,302        13,544        13,294         13,504        13,359         13,480
                                              =========     =========     =========      =========     =========      =========

(a)  Restated for a change in accounting for inventories in fiscal 1998.
(b) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
April 20, 1999
Page 4

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                            March 31,
ASSETS                                                 1999       1998 (a)
------                                               --------     --------
Cash and cash equivalents                            $  1,444     $  2,823
Receivables, net                                       60,547       47,773
Inventories                                            30,500       33,785
Deferred income taxes                                     847        2,723
Prepaid expenses and other                              8,931        2,816
                                                     --------     --------

      Total Current Assets                            102,269       89,920

Property, plant and equipment, net                    131,781      118,454
Other assets                                            2,082        1,749
                                                     --------     --------

      Total Assets                                   $236,132     $210,123
                                                     ========     ========

                                                            March 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                   1999       1998 (a)
------------------------------------                 --------     --------
Accounts payable and accrued liabilities             $ 31,899     $ 24,669
Current maturities on long-term debt                        0            0
                                                     --------     --------

      Total Current Liabilities                        31,899       24,669

Long-term debt, net                                    57,500       48,700
Deferred income taxes                                  16,498       14,920
Shareholders' equity                                  130,235      121,834
                                                     --------     --------

      Total Liabilities and Shareholders' Equity     $236,132     $210,123
                                                     ========     ========

(a)  Restated for a change in accounting for inventories in fiscal 1998.

PRESS RELEASE
Elcor Corporation Quarterly Results
April 20, 1999
Page 5

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                       For the Nine Months Ended
                                                               March 31,
                                                          1999          1998
                                                        --------      --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                              $ 12,979     $ 11,711
Adjustments to net income
   Depreciation and amortization                           6,825        8,116
   Deferred income taxes                                   4,340        1,554
   Cumulative effect of accounting change                  4,340            0
   Changes in assets and liabilities:
      Trade receivables                                   (3,101)      (4,595)
      Inventories                                         (1,355)      (1,579)
      Prepaid expenses and other                          (7,131)         756
      Accounts payable and accrued liabilities             3,157       (3,616)
                                                        --------     --------

Net cash from operations                                  20,054       12,347
                                                        --------     --------

INVESTING ACTIVITIES
   Additions to property, plant & equipment               22,236)      (9,079)
   Acquisition of business, net of cash                   (5,298)           0
   Insurance proceeds and other                            2,883        1,718
                                                        --------     --------

Net cash from investing activities                       (24,651)      (7,361)
                                                        --------     --------

FINANCING ACTIVITIES
   Long-term  borrowings, net                              9,500       (3,900)
   Dividends on common stock                              (2,729)      (2,385)
   Treasury stock transactions and other, net             (5,970)         521
                                                        --------     --------

Net cash from financing activities                           801       (5,764)
                                                        --------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      (3,796)        (778)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             5,240        3,601
                                                        --------     --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $  1,444     $  2,823
                                                        ========     ========